                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES
                                       OF
                                DATASCOPE CORP.


    The following table lists, as of June 30, 2003, the direct and indirect subsidiaries of Datascope Corp., the jurisdiction of organization and the percentage of voting securities owned by the immediate parent of each subsidiary:

                                           Where                    % of
                                           Incorporated             Voting Stock
                                           -----------              ------------
    Datascope FSC, Ltd.                    Barbados                 100

    Datascope Investment Corp.             New Jersey               100

    Datascope B.V.                         Netherlands              100
      Datascope Medical Co. Ltd.           United Kingdom           100
      Datascope S.A.R.L.                   France                   100
      Datascope GmbH                       Germany                  100
      InterVascular S.A.S.                 France                   100
      Datascope SL                         Spain                    100
      Datascope Interventional GmbH        Germany                  100

    Bioplex Corp.                          Delaware                 100
      Bioplex Medical B.V.                 Netherlands              100

    Datascope Biomaterials Research B.V.   Netherlands              100

    Genisphere, Inc.                       Delaware                 83

    InterVascular Inc.                     Delaware                 100
      InterVascular S.A.R.L.               France                   100
      InterVascular GmbH                   Germany                  100
      Datascope Italia S.r.l.              Italy                    100
      Datascope SPRL                       Belgium                  100
      Datascope Trademark Corp.            Delaware                 100